Exhibit 99.1

NEWS RELEASE

Contacts:	Volcom, Inc.	PondelWilkinson Inc.
	Doug Collier, CFO	Rob Whetstone (310) 279-5963
	(949) 646-2175	rwhetstone@pondel.com

VOLCOM REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS

•	Consolidated Revenues Increase 15.4% to $62.5 Million

•	U.S. Segment Grows 16.5% to $50.8 Million; Electric Segment Rises 40.5% to $6.6 Million

COSTA MESA, CA – July 29, 2010 – Volcom, Inc. (NASDAQ: VLCM) today announced financial results for the second quarter ended June 30, 2010.

For the 2010 second quarter, total consolidated revenues were $62.5 million, compared with $54.2 million in the second quarter of 2009. Total revenues in the company’s U.S. segment, which includes revenues from the U.S., Canada, Japan and most other international territories outside of Europe, as well as the company’s branded retail stores, were $50.8 million, compared with $43.6 million in the prior-year period. Total revenues in the company’s Europe segment were $5.1 million, compared with $5.9 million in the same period in 2009. Total revenues in the company’s Electric segment were $6.6 million, compared with $4.7 million in 2009.

“On a consolidated basis, our business in the second quarter was right in line with our plan,” said Richard Woolcott, Volcom’s chairman and chief executive officer. “The strength of the Volcom and Electric brands is clearly evident, and there is good momentum underway. Our teams are working hard to maximize every opportunity and align the company to continue to gain market share. I am very pleased with Volcom’s current position and believe we are on track to achieve our short and long term goals.”

Consolidated gross profit for the 2010 second quarter was $29.8 million, equal to 47.7% of total revenues, compared with $26.4 million, equal to 48.6% of total revenues, in the second quarter of 2009.

Selling, general and administrative expenses on a consolidated basis were $29.8 million in the 2010 second quarter versus $25.9 million in the comparable period in 2009.

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Volcom 2010 Second Quarter Financial Results

Net income for the 2010 second quarter was $68,000, or breakeven per diluted share, compared with $872,000, or $0.04 per diluted share, in the second quarter of 2009.

At June 30, 2010 the company had cash, cash equivalents and short-term investments totaling $110 million, and no long-term debt.

2010 Third Quarter Financial Outlook

For the 2010 third quarter, the company currently expects total consolidated revenues of approximately $102 million to $105 million and fully diluted earnings per share amounts to range of $0.47 to $0.51.

Conference Call Information

The company will host a conference call today at approximately 4:30 p.m. ET to discuss its financial results and outlook in further detail. The conference call will be available to interested parties through a live audio Internet broadcast at www.volcom.com. A telephone playback of the conference call also will be available through 11:59 p.m. ET, Thursday, August 5. Listeners should call (800) 642-1687 (domestic) or (706) 645-9291 (international) and use reservation number 82808859.

About Volcom, Inc.

Volcom is an innovative designer, marketer and distributor of premium quality young mens and womens clothing, accessories and related products. The Volcom brand, symbolized by The Stone , is athlete-driven, creative and forward thinking. Volcom has consistently followed its motto of “youth against establishment,” and the brand is inspired by the energy of youth culture. Volcom branded products are sold throughout the United States and internationally. Volcom’s news announcements and SEC filings are available through the company’s website at www.volcom.com.

Safe Harbor Statement

Certain statements in this press release and oral statements made from time to time by representatives of the company are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or reference to Volcom’s future operations, opportunities or financial performance. In particular, statements regarding the company’s guidance and future financial performance contained under the section entitled 2010 Third Quarter Financial Outlook and Mr. Woolcott’s comments indicating that “there is good momentum underway” and his belief that the company is “on track to achieve our short and long term goals.” These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Volcom’s actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, including, without limitation, further softening of the retail environment, sales of our products by key retailers, including Pacific Sunwear and Zumiez, changes in fashion trends and consumer preferences, general economic conditions, the impact of

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Volcom 2010 Second Quarter Financial Results

sourcing costs, and additional factors which are detailed in our filings with the Securities and Exchange Commission, including the Risk Factors contained in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and the subsequently filed Quarterly Reports on Form 10-Q, all of which are available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Volcom is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Product revenues	$62,148	$53,804	$138,983	$121,748
Licensing revenues	396	412	982	787

Total revenues	62,544	54,216	139,965	122,535
Cost of goods sold	32,712	27,862	68,137	61,799

Gross profit	29,832	26,354	71,828	60,736
Selling, general and administrative expenses	29,765	25,850	60,773	53,884

Operating income	67	504	11,055	6,852
Other income:
Interest income, net	98	69	206	101
Foreign currency (loss) gain	(66)	651	(76)	769

Total other income	32	720	130	870

Income before provision for income taxes	99	1,224	11,185	7,722
Provision for income taxes	31	352	3,583	2,631

Net income	$68	$872	$7,602	$5,091

Net income per share:
Basic	$0.00	$0.04	$0.31	$0.21
Diluted	$0.00	$0.04	$0.31	$0.21
Weighted average shares outstanding:
Basic	24,377,509	24,350,071	24,367,242	24,348,972
Diluted	24,457,442	24,361,971	24,417,266	24,359,564

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$84,783	$76,180
Short-term investments	25,000	35,000
Accounts receivable — net of allowances	50,284	53,792
Inventories	34,752	33,250
Prepaid expenses and other current assets	8,251	4,353
Income taxes receivable	2,414	725
Deferred income taxes	8,152	7,700

Total current assets	213,636	211,000

Property and equipment — net	25,601	26,348
Investments in unconsolidated investees	330	330
Deferred income taxes	3,512	3,545
Intangible assets — net	9,436	9,784
Goodwill	1,284	1,291
Other assets	945	735

Total assets	$254,744	$253,033

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,063	$22,788
Accrued expenses and other current liabilities	10,044	9,957
Current portion of capital lease obligations	1	50

Total current liabilities	31,108	32,795

Other long-term liabilities	1,218	1,203
Income taxes payable – non-current	66	68
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	93,887	92,192
Retained earnings	131,281	123,679
Accumulated other comprehensive (loss) income	(2,840)	3,072

Total stockholders’ equity	222,352	218,967

Total liabilities and stockholders’ equity	$254,744	$253,033

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$7,602	$5,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,981	3,496
Provision for doubtful accounts	15	2,527
Excess tax benefits related to exercise of stock options	(51)	—
Loss on disposal of property and equipment	55	3
Stock-based compensation	1,117	672
Deferred income taxes	(387)	(318)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	1,254	6,638
Inventories	(2,417)	(2,922)
Prepaid expenses and other current assets	(4,117)	(936)
Income taxes receivable/payable	(1,429)	(724)
Other assets	(216)	68
Accounts payable	(523)	2,715
Accrued expenses and other current liabilities	442	42
Other long-term liabilities	53	(63)

Net cash provided by operating activities	4,379	16,289

Cash flows from investing activities:
Purchase of property and equipment	(3,222)	(1,717)
Business acquisitions, net of cash acquired		(824)
Purchase of short-term investments	(20,000)	(44,933)
Sale of short-term investments	30,000	—
Proceeds from sale of property and equipment	18	2

Net cash provided by (used in) investing activities	6,796	(47,472)

Cash flows from financing activities:
Principal payments capital lease obligations	(8)	(37)
Proceeds from exercise of stock options	528	—
Excess tax benefits related to exercise of stock options	51	—

Net cash provided by (used in) financing activities	571	(37)

Effect of exchange rate changes on cash	(3,143)	2,851

Net increase (decrease) in cash and cash equivalents	8,603	(28,369)
Cash and cash equivalents — Beginning of period	76,180	79,613

Cash and cash equivalents — End of period	$84,783	$51,244

VOLCOM, INC. AND SUBSIDIARIES

OPERATING SEGMENT INFORMATION (UNAUDITED)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Total revenues:
United States	$50,847	$43,650	$99,026	$86,070
Europe	5,122	5,886	28,748	27,564
Electric	6,575	4,680	12,191	8,901

Consolidated	$62,544	$54,216	$139,965	$122,535

Gross profit:
United States	$23,923	$21,249	$48,148	$41,523
Europe	2,363	2,634	16,640	14,442
Electric	3,546	2,471	7,040	4,771

Consolidated	$29,832	$26,354	$71,828	$60,736

Operating income (loss):
United States	$2,525	$3,313	$5,270	$4,784
Europe	(2,905)	(2,215)	5,072	3,577
Electric	447	(594)	713	(1,509)

Consolidated	$67	$504	$11,055	$6,852